EXHIBIT 10.1

From:                                          Dominic Bassani [dbassani@biontech.com]

Sent:                                           Friday, May 02, 2014 3:00 PM

To:                                               'Mark A Smith'

Cc:                                               'kathy paradise'; 'SusanS'

Subject:                                     RE: Extensions to July 1, 2014 of  Compensation Deferrals and Promissory

                                                    Note Maturity Dates, etc.

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From:Mark A Smith [mailto:mas1@ctelco.net] Sent: Friday, May 02, 2014 2:57 PMTo: 'Dominic Bassani'Cc: 'kathy paradise'; SusanSSubject: Extensions to July 1, 2014 of Compensation Deferrals and Promissory Note Maturity Dates, etc.

Dom,

Per our just completed telephone call, we have each agreed to extend the deferrals of our respective cash compensation (with accrued balances of compensation added to each of our existing convertible promissory notes).

Additionally, we have each agreed to extend the maturity dates of any outstanding promissory notes owned by eithe rof us that occur before July 1, 2014 to such date.

Between now and June 30, 2014(Bion’s fiscal year end) we will attempt to put in place longer terms extensions/amendments and to extend/amend our employment/consulting agreements which expire on June 30, 2014.

If you are in agreement with my summary above, p lease confirm by ‘reply all’ email.

Thanks.

Mark

Mark A. Smith

President & General Counsel

Bion Environmental Technologies, Inc.

303-5175302(cell)/719-2565329(hm office)/425-9849702(fax)